FOURTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  M-WISE, INC.


                  m-Wise, Inc. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

                  FIRST: That the Corporation was originally incorporated in Delaware under the name Wireless Auctions, Inc., and it filed its original Certificate of Incorporation with the Secretary of State of Delaware on February 1, 2000. On September 14, 2000, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation. On October 11, 2000, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Amendment to its Certificate of Incorporation changing its name to m-Wise, Inc. On December 21, 2000, the Corporation filed with the Secretary of State of the State of Delaware a Certificate of Designation, Preferences and Rights of the Preferred A Stock (par value $0.01 per share). On January 9, 2001, the Corporation filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Incorporation. On March 5, 2002, the Corporation filed with the Secretary of State of the State of Delaware the Second Amended and Restated Certificate of Incorporation. On February 10, 2003, the Corporation filed with the Secretary of State of the State of Delaware the Third Amended and Restated Certificate of Incorporation.

                  SECOND: That the Fourth Amended and Restated Certificate of Incorporation of m-Wise, Inc. in the form attached hereto as EXHIBIT A has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and the stockholders of the Corporation.

                  THIRD: That the Fourth Amended and Restated Certificate of Incorporation so adopted is as set forth in EXHIBIT A attached hereto and is hereby incorporated herein by reference.

                  IN WITNESS WHEREOF, m-Wise, Inc. has caused this Certificate to be signed by its Chairman of the Board of Directors and attested to by its Secretary on February 26, 2004.



                                    M-WISE, INC.



                                   By:/s/ SHAY BEN-ASULIN
                                    -----------------------------------
                                   Shay Ben-Asulin, Chairman of the Board


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                                    EXHIBIT A

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF

                                  M-WISE, INC.

FIRST : The name of the corporation (hereinafter called the "Corporation") is m-Wise, Inc.

SECOND : The address of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, New Castle County, Wilmington, Delaware 19808, and the name of the registered agent of the Corporation in the State of Delaware at such address is The Company Corporation.

THIRD : The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH:

           A. AUTHORIZED SHARES. The Corporation is authorized to issue two classes of stock to be designated respectively Preferred Stock ("Preferred Stock") and Common Stock ("Common Stock"). The total number of shares of capital stock that the Corporation is authorized to issue is Three Hundred Eighty Million (380,000,000). The total number of shares of Preferred Stock the Corporation is authorized to issue is One Hundred and Seventy Million (170,000,000). The total number of shares of Common Stock the Corporation is authorized to issue is Two Hundred and Ten Million (210,000,000). The Preferred Stock shall have a par value of $0.0017 per share and the Common Stock shall have a par value of $0.0017 per share.

           B. PROVISIONS RELATING TO PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is hereby expressly authorized, subject to the limitations provided by law, to provide for the issuance of shares of Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares and as may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding, including shares reserved for issuance upon the exercise of warrants) the number of shares of any series of Preferred Stock subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.


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           C. PROVISIONS RELATING TO COMMON STOCK. The powers, privileges and rights pertaining to the Common Stock shall be subject to the powers, privileges, preferences and rights pertaining to the Preferred Stock and any and all series thereof.

           (i) Subject to the preferential rights applicable to the shares of the Preferred Stock, as shall be determined pursuant to the provisions of part B of this Article FOURTH, the holders of shares of Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors.

           (ii) Subject to the preferential rights applicable to the shares of the Preferred Stock, as shall be determined pursuant to the provisions of part B of this Article FOURTH, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of Common Stock held by them.

           (iii) The holders of shares of Common Stock shall be entitled to one
(1) vote for each such share upon all matters and proposals presented to the stockholders on which holders of Common Stock are entitled to vote and shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights shall be rounded to the nearest whole number.

           (iv) The Board of Directors shall consist of five (5) members. Subject to the preferential rights applicable to the shares of the Preferred Stock, as shall be determined pursuant to the provisions of part B of this Article FOURTH, the holders of Common Stock shall have the exclusive right to nominate and elect the members of the Board of Directors of the Corporation, by an affirmative vote of the holders of a majority of the Common Stock. In the case of any vacancy in the office of a member of the Board of Directors, the holders of a majority of the Common Stock may elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected in accordance with this section may be removed during the aforesaid term of office, whether with or without cause, only by the affirmative vote of the holders of a majority of the Common Stock.

           Fifth: In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized, both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; PROVIDED, HOWEVER, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power, to adopt, amend, repeal or otherwise alter the Bylaws.

           Sixth: Elections of directors need not be by written ballot.

           Seventh: The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Fourth Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.



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         EIGHTH: A director of the Corporation shall, to the full extent permitted by the General Corporation Law of the State of Delaware as it now exists or as it may hereafter be amended, not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article EIGHTH, nor the adoption of any provision of this Fourth Amended and Restated Certificate of Incorporation inconsistent with the Article EIGHTH, shall eliminate or reduce the effect of this Article EIGHTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article EIGHTH, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

         NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the same compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.


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